Exhibit 8.2

REEDER & SIMPSON P.C.

ATTORNEYS AT LAW

P.O. Box 601 RRE Commercial Center Majuro, MH 96960	Telephone: 011-692-625-3602
Facsimile: 011-692-625-3603
Email: dreeder@ntamar.net
simpson@otenet.gr

April 11, 2007

Seaspan Corporation

Attn: Gerry Wang

Room 503, 5/F

Lucky Commercial Center

103 Des Voeux Road West

Hong Kong, SAR PRC

Re:	Seaspan Corporation– Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”) counsel to Seaspan Corporation, a non-resident domestic corporation formed under the laws of the RMI (the “Corporation”), in connection with the offer and sale of common shares (the “Common Shares”) pursuant to a Registration Statement on Form F-3 (No. 333-142195) (the “Registration Statement”) and the prospectus (the “Base Prospectus”) included therein, dated April 18, 2007, as supplemented by the prospectus supplement, dated April 10, 2008 (the “Prospectus Supplement”). In connection therewith, we have prepared the discussion regarding Marshall Islands tax consequences set forth in the Prospectus Supplement under the caption “Tax Considerations,” incorporated by reference from the section entitled “Taxation—Marshall Islands Tax Consequences” in the Corporation’s annual report on Form 20-F for the fiscal year ended December 31, 2007, and reviewed the discussion set forth in the Base Prospectus under the caption “Non-United States Tax Consequences—Marshall Islands Tax Consequences” (together the “Discussions”).

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the effective date of the Base Prospectus in respect of the discussions set forth under the caption “Non-United States Tax Consequences—Marshall Islands Tax Consequences” in the Base Prospectus and (ii) as of the date of the Prospectus Supplement in respect of the discussion regarding Marshall Islands tax consequences set forth under the caption “Tax Considerations.” In addition, we are of the opinion that the Discussions, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such RMI tax matters (except for the representations and statements of fact of the Company, included in the Discussions, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Company and to the use of our name in the Registration Statement and the Prospectus Supplement. This consent does not constitute an admission that we are an “expert” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Dennis J. Reeder Dennis J. Reeder
Reeder & Simpson, P.C.